                                                                    EXHIBIT 99.6


                                ________, 1998



Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Pulaski Bank, A Federal Savings Bank ("Bank"), which will be held at the main office of the Bank, 12300 Olive Boulevard, St. Louis, Missouri, on _________, _________, 1998, at ___:___ ___.m., Central Time.

     The Notice of Special Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. At the meeting you will be asked to approve a Plan of Conversion and Agreement and Plan of Reorganization ("Plan of Conversion"). The Plan of Conversion provides for the conversion of Pulaski Bancshares, M.H.C. from a mutual holding company to a stock holding company, to be known as Pulaski Financial Corp. ("Holding Company"), and the reorganization of the Bank as a wholly-owned subsidiary of the Holding Company.

     Your vote is important, regardless of the number of shares you own. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend.

                                   Sincerely,



                                   William A. Donius
                                   President

                     PULASKI BANK, A FEDERAL SAVINGS BANK
                             12300 OLIVE BOULEVARD
                           ST. LOUIS, MISSOURI 63141
                                (314) 878-2210

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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON _________, 1998
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders ("Special Meeting") of Pulaski Bank, A Federal Savings Bank ("Bank") will be held at the main office of the Bank, 12300 Olive Boulevard, St. Louis, Missouri, on _________, _________, 1998, at ____ p.m., Central Time, for the following purpose:

     1. To consider and vote upon a proposal to approve a Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by Pulaski Bancshares, M.H.C. (the "MHC") and the Bank, pursuant to which (i) the MHC will convert to a federally chartered interim stock savings bank and merge into the Bank, with the Bank being the surviving institution, (ii) the Bank and a newly formed federally chartered interim stock savings bank will merge, with the Bank being the surviving institution and becoming a wholly-owned subsidiary of a newly formed stock corporation named Pulaski Financial Corp. (the "Holding Company") and (iii) the Holding Company will sell shares of its common stock to the public and issue shares of its common stock in exchange for shares of the Bank's common stock, all on and subject to the terms and conditions contained therein.; and

     2. To consider and act upon such other matters as may properly come before the Special Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Special Meeting.

     Any action may be taken on any one of the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned. Pursuant to the Bank's Bylaws, the Board of Directors has fixed the close of business on _________, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     Please complete and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Special Meeting and vote in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   MICHAEL J. DONIUS
                                   Secretary

St. Louis, Missouri
________, 1998


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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR BANK THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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

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                                PROXY STATEMENT
                                      OF
                     PULASKI BANK, A FEDERAL SAVINGS BANK
                             12300 OLIVE BOULEVARD
                           ST. LOUIS, MISSOURI 63141
                                (314) 878-2210

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                        SPECIAL MEETING OF STOCKHOLDERS
                                _________, 1998
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Bank, A Federal Savings Bank ("Bank") to be used at the Special Meeting of Stockholders (as may be adjourned or postponed, the "Meeting") of the Bank. The Special Meeting will be held at the Bank's main office, 12300 Olive Boulevard, St. Louis, Missouri, on _________, _________, 1998, at ____ p.m., Central Time. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about ________, 1998.


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                          VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on _______, 1998 are entitled to one vote for each share of common stock ("Common Stock") of the Bank then held. As of _______, 1998, the Bank had _________ shares of Common Stock issued and outstanding of which 1,470,000 were owned by Pulaski Bancshares, M.H.C. ("MHC"), the Bank's mutual holding company.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining the existence of a quorum. Broker non-votes (i.e., shares held by
                                                           ----
brokers or nominees as to which instructions have not been received and the broker or nominee does not have discretionary voting power) will be considered shares present and will be included in determining whether a quorum is present. SINCE THE MHC OWNS MORE THAN 50% OF THE OUTSTANDING SHARES OF COMMON STOCK, THE BANK IS GUARANTEED TO ACHIEVE A QUORUM.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder of record attends the Special Meeting, he or she may vote by ballot. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR approval of the Plan of Conversion.

     Stockholders may vote for a proposal, against a proposal or may abstain from voting. Adoption of the Plan of Conversion will require the affirmative vote of (i) the holders of at least two-thirds of the outstanding shares of Common Stock, and (ii) the holders of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Special Meeting (other than those held by the MHC) and entitled to vote. SINCE THE MHC OWNS MORE THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK, THE BANK IS GUARANTEED TO RECEIVE THE FIRST REQUIRED APPROVAL. Abstentions will have the same effect as a vote "against" approval of the Plan of Conversion. Broker non-votes will have the same effect as a vote "against" adoption of the Plan of Conversion with respect to the approval of the conversion by the holders of at least two-thirds of the outstanding shares of Common Stock and will have no effect on the voting with respect to the adoption of the Plan of Conversion by a majority of the shares (other than those held by the MHC) present and entitled to vote.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Bank or by filing a later proxy prior to a vote being taken on a particular proposal at the Special Meeting. Attendance at the Special Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.


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                 PROPOSAL I -- APPROVAL OF PLAN OF CONVERSION
--------------------------------------------------------------------------------

     On April 15, 1998, the Boards of Directors of the MHC and the Bank unanimously adopted the Plan of Conversion, pursuant to which the Bank will convert from the mutual holding company form of organization to the stock holding company form of organization. THE FOLLOWING DISCUSSION OF ALL MATERIAL ASPECTS OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED HERETO AS EXHIBIT A. The OTS has approved the Plan of Conversion subject to its approval by the members of the MHC and the stockholders of the Bank and subject to the satisfaction of certain other conditions imposed by the OTS in its approval. All capitalized terms not defined herein shall have the meanings set forth in the Holding Company's Prospectus dated February 11, 1998, a copy of which is being delivered herewith.

     Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank ("Interim A") and simultaneously merge with and into the Bank, pursuant to which the MHC will cease to exist and the shares of Savings Bank Common Stock held by the MHC will be canceled, and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Bank. As a result of the merger of Interim B with and into the Bank, the Bank will become a wholly owned subsidiary of the Holding Company and the Public Savings Bank Shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange
                               ----
Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, but before giving effect to (a) the payment of cash in lieu of issuing fractional Exchange Shares and (b) any shares of Conversion Stock purchased by the Bank's stockholders in the Conversion Offerings.

     As part of the Conversion and Reorganization, the Holding Company is offering Conversion Shares in the Subscription Offering to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on March 31, 1997); (ii) Supplemental Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on June 30, 1998); and (iii) Other Members (depositors of the Bank as of the close of business on ________ ________ and borrowers of the Bank with loans outstanding as of the close of business on May 11, 1994, which continue to be outstanding as of the close of business on ________________).

     Concurrently with the Subscription Offering, any shares not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to Public Stockholders as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Conversion Shares not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed Conversion

Shares. The Plan of Conversion provides that the Conversion and Reorganization must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PLAN OF CONVERSION.


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                          INCORPORATION BY REFERENCE
--------------------------------------------------------------------------------

     Each person receiving this Proxy Statement is also receiving the Prospectus of Pulaski Financial Corp. dated ___________, 1998. Although such Prospectus is incorporated herein by reference, this Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company. Such offer and solicitation is made only by the Prospectus in such jurisdictions where it is lawful to do so.

     The Bank urges each recipient of this Proxy Statement to read carefully the sections of the Prospectus that describe the following:

     (i)    the conversion (see "THE CONVERSION" in the Prospectus);

     (ii) the business of the Holding Company and the Bank (see "BUSINESS OF THE HOLDING COMPANY" and "BUSINESS OF THE BANK" in the Prospectus);

     (iii) the reasons for the conversion and management's belief that the conversion is in the best interests of the Bank and its stockholders (see "THE CONVERSION -- Purposes of Conversion" in the Prospectus);

     (iv) employment agreements, severance agreements, and stock benefit plans that the Bank and/or the Holding Company intend to implement in connection with the conversion (see "MANAGEMENT OF THE BANK" in the Prospectus);

     (v) the common stock of the Holding Company (see "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" in the Prospectus);

     (vi) the historical capitalization of the Bank and the pro forma capitalization of the Holding Company (see "CAPITALIZATION" in the Prospectus);

     (vii) the historical and pro forma capital compliance of the Bank (see "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" in the Prospectus);

     (viii) pro forma financial information with respect to the conversion (see "PRO FORMA DATA" in the Prospectus);

     (ix) the Holding Company and the Bank's respective intended use of proceeds of the offering (see "USE OF PROCEEDS" in the Prospectus);

     (x) the Holding Company's proposed dividend policy (See "DIVIDEND POLICY" in the Prospectus);

     (xi) restrictions on the acquisition of the Holding Company, including anti-takeover provisions in the Holding Company's Certificate of Incorporation and Bylaws (see "RESTRICTIONS ON THE ACQUISITION OF THE HOLDING COMPANY" in the Prospectus);

     (xii) a comparison of the rights of the holders of Common Stock and rights of the holders of the Holding Company's common stock (see "COMPARISON OF STOCKHOLDERS' RIGHTS" in the Prospectus); and

     (xiii) the consolidated financial statements of the Bank appearing in the Prospectus.


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                                 OTHER MATTERS
--------------------------------------------------------------------------------

    The Board of Directors of the Bank is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that executed proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

    The cost of solicitation of proxies will be borne by the Bank. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telecopier or telephone without additional compensation. In addition, the Bank has retained Charles Webb & Company for the solicitation of proxies, account consolidation, proxy tabulation and inspection, for an aggregate fee of $______ plus reimbursement of reasonable out-of-pocket expenses.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   MICHAEL J. DONIUS
                                   SECRETARY


St. Louis, Missouri
________, 1998